UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 8, 2005

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers

         On August 8, 2005,  the Board of Directors of The Talbots, Inc. (the “Company”) was advised that Yoichi Kimura was retiring from the Board of Directors effective August 8, 2005. Mr. Kimura had previously indicated that he would continue as a director and not retire from the Board until such point in time as an appropriate candidate to fill his director position was identified, considered, and thereafter approved by the full Board of Directors of the Company.

         On August 8, 2005, following review by the Corporate Governance and Nominating Committee and their recommendation to the full Board of Directors, the Board of Directors approved the appointment of Tsutomu Kajita to the Board of Directors effective as of August 8, 2005. Mr. Kajita has also been appointed to the Compensation Committee of the Board of Directors. Mr. Kajita is General Manager, Mergers, Acquisitions, International Operations of AEON Co., Ltd., a Japanese retail conglomerate (“Aeon”). A majority of the outstanding shares of the Company’s Common Stock is owned by Aeon (U.S.A.), Inc., a Delaware corporation which is a wholly owned subsidiary of Aeon. Attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference is the Company’s disclosure regarding related party transactions between the Company and Aeon Co., Ltd. and their respective affiliates for fiscal 2004.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1 Certain Transactions with Related Parties

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2005	THE TALBOTS, INC. By: /s/ Richard T. O'Connell, Jr. ——————————————
Name: Richard T. O'Connell, Jr.
Title: Senior Vice President, Legal and Real Estate and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Certain Transactions with Related Parties